                                                                   EXHIBIT 10.21

                                 ALLERGAN, INC.

                           STOCK PRICE INCENTIVE PLAN



                                    ARTICLE I

                               PURPOSE OF THE PLAN

        The purpose of this Stock Price Incentive Plan (the "PLAN") is to provide a means of paying incentive compensation to certain key management employees who contribute materially to the success of Allergan, Inc. (the "COMPANY"). By relating incentive rewards of certain key management employees to increases in market price of the Company's common stock, the Company will be in a position to provide additional motivation and to reward extraordinary performance by making those employees most responsible for such performance participants in the Company's success and to align their interests with the interests of the Company's stockholders.

                                   ARTICLE II

                         EFFECTIVE DATE AND TERM OF PLAN

        2.1 EFFECTIVE DATE OF PLAN. This Plan is adopted by the Committee effective as of January 1, 1998, subject to stockholder approval. In the event any Goal is achieved prior to the date of stockholder approval, the Committee shall pay the amounts due to Participants under this Plan after such stockholder approval is obtained along with interest at the prime rate from the latest time such amounts otherwise would have been due to the Participants under this Plan.

        2.2 AMENDMENT AND TERMINATION OF PLAN. The Board may terminate this Plan or modify or amend this Plan from time to time in such respects as it shall deem advisable. Unless this Plan shall theretofore have been terminated as herein provided, the Plan shall automatically terminate on December 31, 2000 and the Committee shall not have authority to award Incentive Compensation after December 31, 2000. No termination or amendment of this Plan under this Section
2.2 shall reduce the amount of the benefit which a Participant has already become entitled to under Article 5, unless such Participant consents to such reduction.

                                   ARTICLE III

                           ADMINISTRATION OF THE PLAN

        3.1. ADMINISTRATION. This Plan shall be administered by the Company's Organization and Compensation Committee of the Board of Directors (the "COMMITTEE"). The Committee shall be comprised solely of two or more outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE") and the regulations promulgated thereunder. No member of the Committee may, while serving on the Committee, also be a Participant in this Plan. The Committee shall administer this Plan in accordance with its terms.

        3.2 AUTHORITY OF THE COMMITTEE. Subject to the express provisions of this Plan, the Committee has the authority to interpret this Plan, to determine the terms and conditions of Incentive Compensation, to make all determinations necessary or advisable for the administration of this Plan, to prescribe, amend and rescind rules and regulations for the administration hereof as it may deem desirable, and otherwise to carry out the terms of this Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding. Any action taken by, or inaction of, the Committee relating to this Plan shall be within the absolute discretion of the Committee and shall be conclusive and binding upon all persons, subject only to compliance with the express provisions hereof.

        3.3 ORGANIZATION AND OPERATION OF COMMITTEE. The Committee shall act by a majority vote of its members or by unanimous written consent of its members. The Committee may authorize any one or more of its members or any specifically designated officer of the Company to execute any document or documents on behalf of the Committee. The Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan.

        3.4 RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any opinion or report made by the independent public accountants of this Company and upon any other opinions, reports or information furnished in connection with this Plan by any accountant, counsel, or other specialist (including financial officers of the Company). In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such opinion, report or information or for any action, or failure to act, if in good faith.

        3.5 RECORDS AND REPORTS. The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of this Plan.

        3.6 INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

        3.7 GOVERNING LAW. This Plan shall be governed by and interpreted in accordance with the internal laws of the State of California, without giving effect to the principles of the conflicts of laws thereof.

                                   ARTICLE IV

                    ELIGIBILITY AND PARTICIPATION IN THE PLAN

        4.1 ELIGIBILITY. To be eligible as a Participant under this Plan, an employee must be an officer of the Company at the corporate vice president (Grade 13) or higher level.

        4.2 NEW PARTICIPANTS. Participants shall be selected by the Committee from among those persons who become eligible under Section 4.1. New Participants added during the period from January 1, 1998 through December 31, 1998 shall participate in this Plan without proration. New Participants added during the period from January 1, 1999 through December 31, 1999 shall participate in this Plan on the basis of a 50% proration. No new Participants may be added during the third calendar year of this Plan.

        4.3 DURATION OF PARTICIPATION. A person shall become a Participant upon selection as a Participant pursuant to the preceding provisions of this Article
4. A person shall cease to be a Participant upon the earlier of such person's
(i) death, (ii) retirement, or (iii) termination of eligibility as a Participant (including termination of employment). The Participant must be an employee of the Company on the date of the relevant Goal achievement in order to receive any Incentive Compensation with respect to that Goal achievement.

        4.4 NO EMPLOYMENT RIGHTS. Neither this Plan nor any action taken hereunder shall confer or be deemed to confer upon any employee any right to be retained in the employ of the Company, or constitute any contract or agreement for employment or interfere in any way with the right of the Company to reduce any Participant's compensation or other benefits or to terminate the employment of such Participant, with or without cause.

        4.5 NONTRANSFERABILITY. A person's rights and interests under this Plan, including amounts payable, may not be assigned, pledged, transferred or otherwise hypothecated except, in the event of an employee's death, to his designated beneficiary as provided in this Plan, or in the absence of such designation, to his heirs, devisees or legatees by will or the laws of descent and distribution.

        4.6 TAX WITHHOLDING. The Company shall have the right to deduct any Federal, state, local or foreign taxes or other charges required by law to be withheld from payments made to participants under this Plan.

        4.7 UNSECURED OBLIGATIONS. Participants under this Plan shall not have any interest in any fund or specific assets of the Company by reason of this Plan. No trust fund shall be created in connection with this Plan, and there shall be no funding of amounts which may become or are payable to any Participant.

                                    ARTICLE V

                     DETERMINATION OF INCENTIVE COMPENSATION

        5.1 FIRST GOAL. In the event that the First Goal is achieved for twenty
(20) consecutive trading days at any time during the Performance Period, each Participant shall be entitled to an Incentive Compensation payment equal to 100% of such Participant's Base Salary as of such twentieth day; provided, however, that if (i) the First Goal is achieved for ten (10) or more consecutive trading days but less than the required twenty (20) consecutive trading days and (ii) the Committee makes a good faith determination that the failure to sustain the First Goal for the required twenty (20) consecutive trading day period was predominately due to factors external to the Company's performance, then each Participant shall be entitled to an Incentive Compensation payment equal to 100% of such Participant's Base Salary as of such twentieth day. Notwithstanding anything herein to the contrary, there may not be more than one (1) First Goal attained during the Performance Period.

        5.2 SECOND GOAL. In the event that the Second Goal is achieved for twenty (20) consecutive trading days at any time during the Performance Period, each Participant shall be entitled to an Incentive Compensation payment equal to 200% of such Participant's Base Salary as of such twentieth day; provided, however, that if (i) the Second Goal is achieved for ten (10) or more consecutive trading days but less than the required twenty (20) consecutive trading days and (ii) the Committee makes a good faith determination that the failure to sustain the Second Goal for the required twenty (20) consecutive trading day period was predominately due to factors external to the Company's performance, then each Participant shall be entitled to an Incentive Compensation payment equal to 200% of such Participant's Base Salary as of such twentieth day. Notwithstanding anything herein to the contrary, there may not be more than one (1) Second Goal attained during the Performance Period.

                                   ARTICLE VI

                        PAYMENT OF INCENTIVE COMPENSATION

        6.1 FORM OF PAYMENT. The Committee shall have the discretion to determine whether the Incentive Compensation shall be paid in cash as a lump sum, in common stock of the Company or in any combination thereof. If the Committee elects to pay Incentive Compensation in the common stock of the Company, in whole or in part, such common stock shall be valued at the average of the high and low prices of the Company's common stock on the New York Stock Exchange as reported in the Wall Street Journal for the day on which the Committee makes such election. All Incentive Compensation shall be paid within thirty (30) days of the Committee's determination that Incentive Compensation shall be paid in accordance with Article 5 hereof, unless deferred by the Participant in accordance with any applicable program for deferring incentive compensation under which such Participant has made a valid election to defer all or part of such award.

        6.2 SOURCE OF SHARES. Any common stock to be issued under this Plan in accordance with Section 6.1 will be made available, at the discretion of the Board, either from authorized but unissued shares or from shares held in treasury.

        6.3    DEATH OR TERMINATION OF EMPLOYMENT PRIOR TO FULL PAYMENT.

               (a) In the event that a Participant has amounts payable as Incentive Compensation under this Plan in accordance with Article 5 or Article 7 and dies prior to the payment of such amounts, the amounts payable at the time of the Participant's death shall be paid to the Participant's beneficiary or, if no beneficiary was designated by the Participant, to the Participant's estate.

               (b) In the event that a Participant has amounts payable as Incentive Compensation under this Plan in accordance with Article 5 or Article 7 and retires or is no longer eligible to be a Participant prior to the payment of such amounts, the amounts payable at the time the Participant retires or at the time the Participant's eligibility changes shall be paid to the Participant.

                                   ARTICLE VII

                                 REORGANIZATIONS

        As of the effective time and date of any Change in Control this Plan and the Participant's rights hereunder shall automatically terminate, the Committee shall not have authority to award Incentive Compensation and no Incentive Compensation shall be paid. Notwithstanding the foregoing, if (i) the Committee previously determined that Incentive Compensation shall be paid in accordance with Article 5 hereof and such Incentive Compensation has not yet been paid in accordance with Article 6 hereof or (ii) the value of the per share Change in Control consideration to be received by the Company's stockholders in such Change in Control transaction, as determined in good faith by the Committee, equals or exceeds the First Goal or the Second Goal, then the applicable Incentive Compensation shall be paid prior to or at the effective time of the Change in Control.

                                  ARTICLE VIII

                                   DEFINITIONS

        Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

        "BASE SALARY" shall mean the Participant's base annual compensation excluding any overtime or other elements of compensation. Without limiting the generality of the foregoing, Base Salary shall not include commissions, bonuses, incentive compensation, automobile or other expense allowances or any other compensation generally regarded as perquisites.

        "BOARD" shall mean the Board of Directors of the Company.

        "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occur:

        (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

        (ii) Individuals who, as of the effective date hereof, constitute the Board (the "INCUMBENT BOARD"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board;

        (iii) The stockholders of the Company approve a merger or consolidation with any other corporation, other than

        (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, and

        (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 50% or more of the combined voting power of the Company's then outstanding voting securities; or

        (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

        Notwithstanding the preceding provisions of this definition, a Change in Control shall not be deemed to have occurred (1) if the "person" described in the preceding provisions of this definition is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities or (2) if the "person" described in the preceding provisions of this definition is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "FIRST GOAL" shall mean a Stock Price of $50.00 per share.

        "GOAL" shall mean the First Goal and the Second Goal, collectively.

        "INCENTIVE COMPENSATION" shall mean the dollar amount awarded to a Participant.

        "PARTICIPANT" means each officer of the Company (corporate vice president or above) who is selected as a participant and who continues to be a participant under the provisions of this Plan.

        "PERFORMANCE PERIOD" shall mean the three (3) years beginning January 1, 1998 and ending December 31, 2000.

        "SECOND GOAL" shall mean a Stock Price of $60.00 per share.

        "STOCK PRICE" shall mean the closing price of the Company's common stock on the New York Stock Exchange as reported in the Wall Street Journal. The Stock Price described in the definition of the First Goal and the Second Goal shall be adjusted appropriately (as determined by the Committee in good faith) for any stock splits, reverse stock splits or stock dividends.